Exhibit 99.1

BPZ Energy Reports New Production from CX15-2D Offshore Well and 2014 Capital Plan

Houston, TX ‒ February 11, 2014 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided an operations update, including results from the second well drilled from the CX-15 platform and estimates for the Company’s 2014 capital plan.

OPERATIONS UPDATE

Offshore Block Z-1 (51% working interest)

The CX15-2D development well at the Corvina field was completed at the end of January 2014. This new well has produced an average of approximately 775 barrels of oil per day (bopd) gross, or net production to BPZ of approximately 395 bopd over the past seven days with negligible water cut and naturally flowing. Three intervals totaling approximately 80 feet were perforated. For the last 24 hours the CX15-2D well has averaged gross production of approximately 700 bopd, or net production to BPZ of 360 bopd.

Current Block Z-1 gross production is approximately 5,425 bopd, or net production to BPZ of 2,765 bopd, equally divided between the Corvina and Albacora fields.

The new Corvina CX15-3D development well was spud on February 9, 2014 with a targeted total measured depth of 7,750 thousand feet and completion of the well expected in April 2014.

At the Albacora field, the A-19D development well has reached targeted total measured depth of 12,450 feet and logs are currently being run with completion expected in March 2014.

Onshore (100% working interest)

At Block XXIII onshore, the Caracol 1X exploration well has reached total depth of 3,450 feet, logs have been run to determine testing intervals, and casing has now been set to test the selected intervals. Access roads and well sites for the two other exploration drilling locations at Block XXIII are now completed.

2014 CAPITAL PLAN

Offshore (51% working interest)

The Company’s 51% share of Block Z-1 capital investments is budgeted at $71 million, which is expected to be fully covered by remaining carry of $81 million under the Carry Agreement with Pacific Rubiales as of December 31, 2013. The 2014 capital plan includes development drilling of six wells at Corvina starting with the CX15-3D, and two wells at Albacora including the A-19D, along with associated projects and engineering. Drilling of additional wells at Albacora in 2014 is subject to ongoing review of the drilling campaign results.

The necessary permits have now been received for the Delfin, Piedra Redonda and Raya prospects which have been remapped with 3D seismic. The process is underway to develop the associated exploration plans and budgets, with expectations that Delfin, which is adjacent to Corvina, could potentially be drilled later this year.

The Block Z-1 capital plan is subject to review and approval by the partners under the Block Z-1 Joint Operating Agreement.

Onshore (100% working interest)

The Company plans to spend approximately $15 million in 2014 on capital and exploratory expenditures, excluding capitalized interest, for onshore Blocks XIX, XXII and XXIII. This includes a three-well shallow drilling campaign at Block XXIII, already underway, as well as permitting for seismic and drilling for the three blocks.

Exploration drilling at Block XXII is contingent upon receipt of the necessary permits which are expected to be obtained during the second half of 2014, allowing for drilling to start by late 2014 or early 2015.

The table below summarizes the 2014 offshore and onshore capital plans:

2014 Capital & Exploratory Budget

Offshore Block Z-1 (51% BPZ)

Corvina CX-15 (6 wells)	$40

Albacora (2 wells)	$16

Projects, engineering & other	$15

Total BPZ Net Offshore	$71

Onshore Blocks XXIII, XXII and XIX (100% BPZ)

Block XXIII (3 wells)	$8

Permitting, engineering & other	$7

Total Onshore	$15

PRESIDENT AND CEO, MANOLO ZUNIGA COMMENTED, “The business plan for 2014 is in full swing with two rigs running at Block Z-1 to continue our efforts to ramp up oil production, and one rig exploring onshore in Block XXIII. Our plan reflects a disciplined approach to increase production and cash flow from development drilling at Corvina and Albacora before we commence exploration drilling at Block Z-1. In this respect, I congratulate our team for obtaining the exploration drilling permits for the three shallow water Block Z-1 prospects, an important step that will allow us to plan the execution of this additional exploration drilling program with our partner. Onshore, we look forward to initial results from our exploration drilling campaign at Block XXIII, and future exploration drilling in Block XXII.

I’m very pleased that our employees are working hard to execute our plans on all fronts. For the second consecutive year we have been awarded the distinction as a Socially Responsible Company, by Peru 2021. The distinction recognizes our Company for implementing best practices in Peru that promote employee quality of life, good community relationships, protection of the environment and good corporate governance.”

ABOUT BPZ ENERGY

Houston-based BPZ Energy, which trades as BPZ Resources, Inc. under ticker symbol BPZ on the New York Stock Exchange and the Bolsa de Valores in Lima, is an independent oil and gas exploration and production company which has license contracts covering approximately 1.9 million net acres in offshore and onshore Peru. The Company holds a 51% working interest in offshore Block Z-1, which it is developing in partnership with Pacific Rubiales Energy Corp. The Company also holds 100% working interests in three onshore blocks, where exploration drilling is underway at Block XXIII. Please visit the Company's website at www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “anticipates,” “intends,” “will,” “expects,” and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Investor and Media Contact:

A. Pierre Dubois

Investor Relations & Corporate Communications

BPZ Energy

(281) 752-1240

pierre_dubois@bpzenergy.com